EXHIBIT 99.2

                            DESCRIPTION OF PROPERTIES

     Each of our hotels is an extended-stay hotel, and is licensed with Homewood Suites(R) by Hilton. We believe that the majority of the guests at the hotels during the past 12 months have been business travelers. We expect that this pattern will continue.

     Each suite consists of a bedroom and a living room, with an adjacent kitchen area. The basic suite is known as a "Homewood Suite," which generally has one double or king-size bed. Larger suites, known as "Master Suites" or "Extended Double Suites" are also available. These suites have larger rooms, with either one king-size bed or two smaller beds. The largest suites contain two separate bedrooms. Wheelchair-accessible suites are available at each hotel.

     The suites have many features and amenities in common. Most suites have ceiling fans and two color televisions (one in the bedroom and one in the living room). Some suites have fireplaces. Typical living room furniture includes a sofa (often a fold-out sleeper sofa), coffee table and work/dining table with chairs. Some living rooms contain a recliner and a videocassette player. The kitchens vary, but generally have a microwave, refrigerator, dishwasher, coffee maker and stove, together with basic cookware and utensils.

     The hotel are marketed, in part, through the website for Homewood Suites(R) by Hilton (http://www.homewood-suites.com), which is generally available 24 hours a day, seven days a week, around the world. Reservations may be made directly through the web site. The reservation system and the web site are linked to, and cross-marketed with, the reservation systems and web sites for other hotel franchises that are owned and operated by Hilton Hotel Corporation. Such cross-marketing may affect occupancy at our hotels by directing travelers or potential guests toward, or away from, our hotels.

     The hotels were actively conducting business on the date of purchase. We believe that the purchases were conducted without materially disrupting any daily hotel operations. During the past 12 months, the hotels have been covered with property and liability insurance, and we have arranged to continue such coverage. We believe the hotels are adequately covered by insurance.

                                DALLAS - ADDISON

     The Homewood Suites(R) Dallas - Addison is located on a 3.3 acre site at 4451 Beltline Road, Addison, Texas 75244. The hotel is approximately 15 miles from downtown Dallas and 25 miles from the Dallas/Fort Worth International Airport.

     The hotel opened in July 1990. It has wood frame construction, with an exterior of brick veneer and stucco. The hotel consists of four buildings, each with two or three stories. The hotel contains 120 suites, which have a combined rentable area of 61,440 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet/per Suite
      --------------                     ----------------  ---------------------
      Master Suite                                24                590
      Homewood Suite                              88                460
      Two-Bedroom Suite                            8                850

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 136 spaces. The hotel provides complimentary shuttle service within a 3 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $400,000 on renovations or improvements. We expect that the principal renovations and improvements will include: upgrading bathrooms and kitchens, providing additional signage and replacing exterior doors. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 6.2 nights, and approximately 64.3% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:

                  Average Daily Occupancy Rate (calendar year)

     1995              1996             1997              1998             1999
     ----              ----             ----              ----             ----
    83.9%             78.4%            78.1%             76.9 %           73.8%


     During 1999, the average daily rate per suite was $89.87, and the average daily revenue per available suite was $66.30. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 20.9% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay                                        Master               Master
(number of nights)              Homewood              (king)              (double)            Two Bedroom
- ------------------              --------              ------              --------            -----------
1   to   4                         $139                 $139                 $139                  $179
5   to 11                           109                  109                  109                   149
12 to 29                             89                   89                   89                   129
30 or more                           79                   79                   79                   119

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 36.7% of the hotel's guests received a corporate discount.

     The  chief  corporate  accounts  (as  designated  in the  hotel's  records)
include: MBNA, CSC, Santa Fe International, Lucent Technologies, Lawson Software, People Soft, Business Jet, Stonebridge Technology and Acclivus. During 1999, the 10 largest corporate accounts were responsible for approximately 6.8% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot for the last five years:

    1995               1996             1997              1998              1999
    ----               ----             ----              ----              ----
  $56.35             $55.18           $54.05            $54.25            $47.26

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $7,312,316 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                                Assessed             Tax Rate              Amount
Jurisdiction                         Value             (per $100)             of Tax
- ------------                         -----             ----------             ------
County of Dallas                    $8,100,000            0.447699            $ 36,263.62
City of Dallas                      $8,100,000            1.460530            $118,302.93
Town of Addison                     $8,100,000            0.384600            $ 31,152.60
                                                                                ---------

                                                                TOTAL         $185,719.15
                                                                               ==========

     We estimate that the annual property tax on the expected improvements will be approximately $4,500 or less.

     At least five competing hotels are located within two miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Country Inn Suites, Hilton Inn and Quality Inns. The other competing hotels have franchises with Courtyard by Marriott and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for three extended-stay hotels within approximately three miles of the hotel. We expect these new hotels to be franchised with Marriott (in two instances) and Budget Suites.

                           DALLAS - IRVING/LAS COLINAS

     The Homewood Suites(R) Dallas - Irving/Las Colinas is located on a 3.4 acre site at 4300 Wingren Drive, Irving, Texas 75039. The hotel is approximately 11 miles from downtown Dallas and 10 miles from the Dallas/Fort Worth International Airport.

     The hotel opened in January 1990. It has wood frame construction, with an exterior of brick veneer, stucco, and wood siding. The hotel consists of five buildings, each with two or three stories. The hotel contains 136 suites, which have a combined rentable area of 80,144 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet/per Suite
      --------------                     ----------------  ---------------------
         Master Suite                           20                     620
         Homewood Suite                        108                     560
         Two-Bedroom Suite                       8                     908

     The hotel offers a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool, a basketball court and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 181 spaces. The hotel provides complimentary shuttle service within a 3 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $450,000 on renovations or improvements. We expect that the principal renovations and improvements will include upgrading bathrooms, repairing the parking lot and improving the meeting room. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 4.5 nights, and approximately 69.3% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:

                  Average Daily Occupancy Rate (calendar year)

     1995              1996             1997              1998             1999
     ----              ----             ----              ----             ----
     75.2%             75.2%            77.8%             75.8 %           76.4%


     During 1999, the average daily rate per suite was $94.71, and the average daily revenue per available suite was $72.35. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 19.9% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay
(number of nights)              Homewood              Master             Two Bedroom
- ------------------              --------              ------             -----------
1   to   4                          $134                $134                 $174
5   to 12                            119                 119                  159
13 to 29                             109                 109                  149
30 or more                            89                  89                  129

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 65.4% of the hotel's guests received a corporate discount.

     The  chief  corporate  accounts  (as  designated  in the  hotel's  records)
include: GTE, SAP America, Amdocs, Ernst & Young, Sprint, Oracle Corp., The Associates, Caltex, Associates Corp. of North America and Olympus America Inc. During 1999, the 10 largest corporate accounts were responsible for approximately 25% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot for the last five years:

    1995               1996             1997              1998              1999
    ----               ----             ----              ----              ----
  $42.17             $44.42           $46.85            $47.48            $44.81

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $8,292,872 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                                            Assessed             Tax Rate              Amount
Jurisdiction                                     Value             (per $100)             of Tax
- ------------                                     -----             ----------             ------
County of Dallas                                $9,519,990           0.447699             $ 42,620.90
City of Irving                                  $9,519,990           0.488000             $ 46,457.55
Irving School District                          $9,519,990           1.668400             $158,831.51
Dallas County Utility District                  $9,519,990           1.189800             $113,268.84
                                                                                           ----------

                                                                            TOTAL         $361,178.80
                                                                                           ==========

     We estimate that the annual real estate tax on the expected improvements will be approximately $8,500 or less.

     At least five competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with AmeriSuites, StudioPlus and Summerfield Suites. The other competing hotels have franchises with Harvey Hotel Suites and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for two extended-stay hotels within approximately five miles of the hotel. We have no definite franchising information for these hotels.

                              NORTH DALLAS - PLANO

     The Homewood Suites(R) Dallas - Plano is located on a 2.67 acre site in the Preston Park Business Center. Its address is 4705 Old Sheppard Place, Plano, Texas 75093. The hotel is approximately 23 miles from downtown Dallas and 20 miles from the Dallas/Fort Worth International Airport.

     The hotel opened in April 1997. It has wood frame construction, with an exterior of brick veneer and stucco. The hotel consists of a single four-story building. The hotel contains 99 suites, which have a combined rentable area of 50,120 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet/per Suite
      --------------                     ----------------  ---------------------
      Extended Double Suite                     37                  510
      Homewood Suite                            55                  460
      Two-Bedroom Suite                          7                  850

     The hotel offers a meeting room that accommodates 20-25 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool and whirlpool, an exercise room, and a sports court. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 123 spaces. The hotel provides complimentary shuttle service within a 5 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $28,000 on renovations or improvements. We expect that the principal renovations and improvements will include interior upgrades and landscaping. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 7.5 nights, and approximately 63.7% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                           1997             1998              1999
                           ----             ----              ----
                           64.4%            70.9%             71.9%


     During 1999, the average daily rate per suite was $79.86, and the average daily revenue per available suite was $57.43. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 16.6% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay                                       Extended
(number of nights)              Homewood              Double             Two Bedroom
- ------------------              --------             --------            -----------
1   to   6                          $109                $109                 $149
7   to 29                             69                  69                  109
30 or more                            59                  59                   99

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 49.5% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include J.C. Penney, Dr. Pepper/7-Up, Alcatel, Arco, Raytheon, State Farm Insurance, Rug Doctor, Sterling Software, Oracle Corp and Frito Lay . During 1999, the 10 largest corporate accounts were responsible for approximately 34% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

         1997                  1998                 1999
         ----                  ----                 ----
        $38.87                $43.99               $41.41

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $4,713,290 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                                Assessed             Tax Rate              Amount
Jurisdiction                         Value             (per $100)             of Tax
- ------------                         -----             ----------             ------
County of Collin                  $7,124,145             2.35655            $167,884.04

     We estimate that the annual property tax on the expected improvements will be approximately $500 or less.

     At least nine competing hotels are located within five miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Five of the competing hotels are newer than the hotel. The newer competing hotels have franchises with AmeriSuites, Candlewood Suites, Homegate Suites, Hawthorne Suites and Residence Inn. The other competing hotels have franchises with Courtyard by Marriott (in two cases), Hampton Inn Suites and Mainstay Suites. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for three extended-stay hotels within approximately five miles of the hotel. Although we do not have complete franchising information for these hotels, we expect three of them to be franchised with Doubletree Suites, Marriott Townplace and Weston Suites.

                               RICHMOND - WEST END

     The Homewood Suites(R) Richmond - West End is located on a 3.8 acre site in the Innsbrook Corporate Center. Its address is 4100 Innslake Drive, Glen Allen, Virginia 23060. The hotel is approximately 14 miles from downtown Richmond and 20 miles from the Richmond International Airport.

     The hotel opened in May 1998. It has metal stud frame construction, with an exterior of brick veneer and stucco. The hotel consists of a single four-story building. The hotel contains 123 suites, which have a combined rentable area of 63,600 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet/per Suite
      --------------                     ----------------  ---------------------
      Homewood King Suite                      98                   500
      Homewood Double Suite                    18                   500
      Two-Bedroom Suite                         7                   800

     The hotel offers a meeting room that accommodates up to 80 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 136 spaces. The hotel provides complimentary shuttle service within a 5 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $100,000 on renovations or improvements. We expect that the principal renovations and improvements will include installing new telephone system and purchasing new furniture. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 3.1 nights, and approximately 52.1% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                                            1998              1999
                                            ----              ----
                                            61.7 %            75.2%

     During 1999, the average daily rate per suite was $82.95, and the average daily revenue per available suite was $62.41. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 21.4% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay                  Homewood             Homewood
(number of nights)             (king bed)          (double bed)          Two Bedroom
- ------------------             ----------          ------------          -----------
1   to   4                        $114                 $114                 $154
5   to 29                           84                   84                  124
30 to 89                            74                   74                  114
90 or more                          74                   74                  114

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 79% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Target, Capital One, Circuit City, First Union National Bank, Virginia Power, Owens Minor, Saxon Mortgage Corp., Promus Hotels, Inc., Deloitte & Touche and Old Dominion Electric Cooperative. During 1999, the 10 largest corporate accounts were responsible for approximately 55% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

         1998                  1999
         ----                  ----
        $37.80                $44.06

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $8,461,493 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                                Assessed             Tax Rate              Amount
Jurisdiction                         Value             (per $100)             of Tax
- ------------                         -----             ----------             ------
County of Henrico                 $5,806,300             0.9400             $54,579.22

     We estimate that the annual property tax on the expected improvements will be approximately $500 or less.


     At least seven competing hotels are located within one mile of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Candlewood Suites, Comfort Suites and Courtyard by Marriott. The other competing hotels have franchises with AmeriSuites, Hampton Inn, Homestead Village and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for three extended-stay hotels within approximately three miles of the hotel. We expect these new hotels to be franchised with Holiday Inn Express, Hilton Garden Inn and Marriott.


                          ATLANTA - GALLERIA/CUMBERLAND

     The Homewood Suites(R) Atlanta - Galleria/Cumberland is located on a 3.7 acre site at 3200 Cobb Parkway, Atlanta, Georgia 30339. The hotel is approximately 17 miles from downtown Atlanta and 35 miles from the Hartsfield Atlanta International Airport.

     The hotel opened in July 1990. It has wood frame construction, with an exterior of brick veneer and wood siding. The hotel consists of four buildings, each with two or three stories. The hotel contains 124 suites, which have a combined rentable area of 85,600 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet Per Suite
      --------------                     ----------------  ---------------------
      Master Suite                                96                     700
      Homewood Suite                              24                     600
      Two-Bedroom Suite                            4                   1,000

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 15 to 20 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 150 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $285,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement and furniture acquisitions (sofas, recliners and televisions). We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 4.7 nights, and approximately 72% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:

                  Average Daily Occupancy Rate (calendar year)

      1995              1996             1997              1998             1999
      ----              ----             ----              ----             ----
     76.7%             71.7%            77.2%             77.4 %           79.2%


     During 1999, the average daily rate per suite was $86.62, and the average daily revenue per available suite was $68.64. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 20.1% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay
(number of nights)              Homewood              Master             Two Bedroom
- ------------------              --------              ------             ----------
1   to   4                          $119                $119                 $159
5   to 11                            109                 109                  149
12 to 29                              92                  92                  132
30 or more                            79                  79                  119

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 39% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Boeing, J.D. Edwards & Company, SITA, Worldspan, Sprint, IBM, Lockheed Martin Corporation, Southcorp, Atlantic Envelope Corp. and Concert. During 1999, the 10 largest corporate accounts were responsible for approximately 12.8% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot for the last five years:

    1995               1996             1997              1998              1999
    ----               ----             ----              ----              ----
  $34.44             $34.16           $36.45            $36.57            $36.29

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $7,445,773 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                            Assessed                 Taxable                  Tax                 Amount
Jurisdiction                     Value               Portion (40%)               Rate                of Tax
- ------------                     -----               -------------               ----                ------
Cobb County                   $5,217,693               $2,087,077              0.03427             $71,524.14

     We estimate that the annual property tax on the expected improvements will be approximately $3,900 or less.

     At least seven competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Homestead Village, Sheraton Suites and Summer Suites. The other competing hotels have franchises with Courtyard by Marriott, Embassy Suites, Hawthorne Suites and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of one proposed construction project to build an extended-stay hotel within approximately one mile of the hotel. We expect this hotel to be franchised with Hampton Inn Suites.

                               ATLANTA - PEACHTREE

     The Homewood Suites(R) Atlanta - Peachtree is located on a 3.45 acre site at 450 Technology Parkway, Norcross, Georgia 30092. The hotel is approximately 25 miles from downtown Atlanta and 35 miles from the Hartsfield Atlanta International Airport.

     The hotel opened in February 1990. It has wood frame construction, with an exterior of brick veneer and wood siding. The hotel consists of four buildings, each with one, two or three stories. The hotel contains 92 suites, which have a combined rentable area of 53,920 square feet. The following types of suites are available:

         Type of  Suite                     Number Available  Square Feet Per Suite
         --------------                     ----------------  ---------------------
         Master Suite                               12                   650
         Homewood Suite                             76                   550
         Two-Bedroom Suite                           4                 1,080

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 117 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $500,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, furniture replacement, bathroom upgrades and parking lot resurfacing and restriping. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 5 nights, and approximately 56% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:

                  Average Daily Occupancy Rate (calendar year)

      1995              1996             1997              1998             1999
      ----              ----             ----              ----             ----
     79.5%             77.4%            74.8%             72.9%            70.1%

     During 1999, the average daily rate per suite was $81.17, and the average daily revenue per available suite was $56.86. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 13.5% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay
(number of nights)              Homewood              Master             Two Bedroom
- ------------------              --------              ------             -----------
1   to   4                         $99                  $99                  $139
5   to 11                           85                   85                   125
12 to 29                            75                   75                   115
30 or more                          59                   59                    99

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 42% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Hitachi, Perkin Elmer Corporation, CIBA Vision, Ultimate Software, Valmet, Federated Systems, IBM, Sunds Defibrator, Unisys and Mizuno. During 1999, the 10 largest corporate accounts were responsible for approximately 13.2% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot for the last five years:

    1995               1996             1997              1998              1999
    ----               ----             ----              ----              ----
  $42.53             $47.16           $45.42            $41.95            $35.41

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $2,911,697 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                              Assessed                 Taxable                  Tax                 Amount
Jurisdiction                       Value               Portion (40%)               Rate                of Tax
- ------------                       -----               -------------               ----                ------
Gwinnett County                 $5,688,440               $2,275,380              0.03225              $73,381

     We estimate that the annual property tax on the expected improvements will be approximately $3,300 or less.

     At least six competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with AmeriSuites, Hilton Garden Inn and Residence Inn. The other competing hotels have franchises with Courtyard by Marriott, Marriott and Holiday Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. To our knowledge, no extended-stay hotels are being constructed within five miles of the hotel.

                             BALTIMORE - BWI AIRPORT

     The Homewood Suites(R) Baltimore - BWI Airport is located on a 4.69 acre site at 1181 Winterson Road, Linthicum, Maryland 21090. The hotel is approximately 8 miles from downtown Baltimore and 2 miles from the Baltimore-Washington International Airport.

     The hotel opened in March 1998. It has concrete masonry construction, with a stucco exterior. The hotel consists of one building with four stories. The hotel contains 147 suites, which have a combined rentable area of 75,600 square feet. The following types of suites are available:

     Type of  Suite                     Number Available  Square Feet Per Suite
     --------------                     ----------------  ---------------------
      Master Suite                            20                    500
      Homewood Suite                         120                    500
      Two-Bedroom Suite                        7                    800

     The hotel offers a 40-seat breakfast/lounge area, and three meeting rooms that accommodate up to 125 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 157 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $60,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, furniture replacement, bathroom upgrades and parking lot resurfacing and restriping . We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 7.5 nights, and approximately 67.9% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                                            1998              1999
                                            ----              ----
                                            67.0%             83.2%


     During 1999, the average daily rate per suite was $94.17, and the average daily revenue per available suite was $78.39. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 24.8% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay
(number of nights)              Homewood              Master             Two Bedroom
- ------------------              --------              ------             -----------
1   to   4                          $129                $129                 $169
5   to 11                            119                 229                  159
12 to 29                             109                 109                  149
30 or more                            89                  89                  129

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 93% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Defense Security Services, Gap, Ciera, Northcorp Grumman, National Security Agency, Boeing, International Paper, Lockheed Martin Corporation, Dept. of Defense and Carmax. During 1999, the 10 largest corporate accounts were responsible for approximately 13% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

                          1998               1999
                          ----               ----
                        $33.46             $55.64

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $14,719,686 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999 (and is based on a formula that uses the assessed values for the current and prior years to determine a separate taxable amount):

                               Assessed            Assessed           Taxable         Tax Rate          Amount
Tax Jurisdiction             Value (1999)        Value (1998)         Amount         (per $100)         of Tax
- ----------------             ------------        ------------         ------         ----------         ------
State of Maryland/            $11,085,900        $10,316,100        $4,229,080          2.57         $108,687.36
Anne Arundel County

     We estimate that the annual property tax on the expected improvements will be approximately $800 or less.

     At least five competing hotels are located within two miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) One of the competing hotels is newer than the hotel. The newer competing hotel has a franchise with Candlewood Suites. The other competing hotels have franchises with AmeriSuites, Comfort Suites, DoubleTree Suites and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for two extended-stay hotels within approximately seven miles of the hotel. We expect these new hotels to be franchised with Hilton Garden Inn and Town Place Suites.

                                   CLEARWATER

     The Homewood Suites(R) Clearwater is located on a 5.91 acre site at 2233 Ulmerton Road, Clearwater, Florida 33762. The hotel is approximately 12 miles from downtown Tampa/St. Petersburg and 15 miles from the Tampa International Airport.

     The hotel opened in February 1998. It has concrete masonry construction, with a stucco exterior. The hotel consists of one buildings with two stories. The hotel contains 112 suites, which have a combined area of 58,400 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet Per Suite
      --------------                     ----------------  ---------------------
      Homewood King Suite                     88                    500
      Homewood Double Suite                   16                    500
      Two-Bedroom Suite                        8                    800

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates up to 75 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 118 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $15,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, common area upgrades and bathroom upgrades. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 2.9 nights, and approximately 45% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                            1998              1999
                            ----              ----
                           63.4%             75.8%


     During 1999, the average daily rate per suite was $89.68, and the average daily revenue per available suite was $67.93. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 24% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay                  Homewood             Homewood
(number of nights)                King                Double             Two Bedroom
- ------------------              --------             --------            -----------
1   to   4                        $109                 $109                 $149
5   to 11                           99                   99                  139
12 to 29                            99                   89                  129
30+                                 69                   69                  109

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 78.7% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Raymond James, Home Shopping Network, Lucent Technologies, Tech Data, Honeywell, Unisys, Franklin Templeton Group, PSCU, Raytheon and Digital Lightwave. During 1999, the 10 largest corporate accounts were responsible for approximately 31% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

                         1998               1999
                         ----               ----
                       $35.31             $47.55

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $7,561,172 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                                Assessed             Tax Rate              Amount
Jurisdiction                         Value             (per $1000)            of Tax
- ------------                         -----             -----------            ------
Pinellas County                   $4,312,200             22.9033            $98,763.61

     We estimate that the annual property tax on the expected improvements will be approximately $180 or less.

     At least seven competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Candlewood Suites, Fairfield Inn and Town Place Suites. The other competing hotels have franchises with Courtyard by Marriott, Holiday Inn Select, La Quinta Inns and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for four extended-stay hotels within approximately three miles of the hotel. We expect these new hotels to be franchised with Hawthorn Suites, Radisson Suites, Spring Hill Suites and Woodbridge Suites.

                                DETROIT - WARREN

         The Homewood Suites(R) Detroit - Warren is located on a 2.84 acre site at 30180 N. Civic Center Drive, Warren, Michigan 48093. The hotel is approximately 17 miles from downtown Detroit and 31 miles from the Detroit Metropolitan Wayne County Airport.

         The hotel opened in March 1990. It has wood frame construction, with a plaster and wood trim exterior. The hotel consists of three buildings, each with one, two or three stories. The hotel contains 76 suites, which have a combined rentable area of 31,520 square feet. The following types of suites are available:

         Type of  Suite                     Number Available  Square Feet Per Suite
         --------------                     ----------------  ---------------------
         Master Suite                             8                    540
         Homewood Suite                          60                    360
         Two-Bedroom Suite                        8                    700

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 77 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $330,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet repairs, sidewalk and parking area repairs, common area upgrades and exercise equipment upgrades. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 6.2 nights, and approximately 55.9% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:

                  Average Daily Occupancy Rate (calendar year)

      1995              1996             1997              1998             1999
      ----              ----             ----              ----             ----
     71.5%             71.6%            80.3%             76.2%            74.3%


     During 1999, the average daily rate per suite was $88.11, and the average daily revenue per available suite was $65.46. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 15.2% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay
(number of nights)              Homewood              Master             Two Bedroom
- ------------------             ---------              ------             -----------
1   to   6                          $104                $104                 $144
7   to 29                             95                  95                  135
30 to 89                              89                  89                  129
90 or more                            79                  79                  119

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 59% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include General Motors, Raytheon, Chrysler, Ernst &Young, Optima Package, Electronic Systems, Boeing,

Chrysler First, IBM, PBS and J. Liebherr Machine Tool. During 1999, the 10 largest corporate accounts were responsible for approximately 19.6% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since for the last five years:

    1995               1996             1997              1998              1999
    ----               ----             ----              ----              ----
  $45.37             $49.68           $57.14            $58.75            $57.61

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $3,755,879 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                                Assessed             Tax Rate              Amount
Jurisdiction                         Value             (per $100)             of Tax
- ------------                         -----             ----------             ------
County of Macomb                    $1,131,410              5.0171            $ 5,676.40
City of Warren                      $1,131,410             16.0468            $18,155.51
School District                     $1,131,410             28.6050            $32,363.98
                                                                               ---------

                                                                TOTAL         $56,195.89
                                                                               =========

     We estimate that the annual property tax on the expected improvements will be approximately $8,200 or less.

     At least five competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Extended Stay America, Residence Inn and Studio Plus. The other competing hotels have franchises with Best Western and Courtyard by Marriott. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for two extended-stay hotels within approximately five miles of the hotel. We expect these new hotels to be franchised with Red Roof Inn and Sleep Inn.

                            SALT LAKE CITY - MIDVALE

     The Homewood Suites(R) Salt Lake City - Midvale is located on a 3.44 acre site at 844 E. North Union Avenue, Midvale, Utah 84047. The hotel is approximately 11 miles from downtown Salt Lake City and 15 miles from the Salt Lake City International Airport.

     The hotel opened in November 1996. It has concrete masonry construction, with an aluminum siding exterior. The hotel consists of one buildings with three stories. The hotel contains 98 suites, which have a combined rentable area of 60,070 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet Per Suite
      --------------                     ----------------  ---------------------
      Master Suite                            21                    590
      Homewood Suite                          71                    590
      Two-Bedroom Suite                        6                    965

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 110 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $72,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, landscaping, parking lot restriping and common area upgrades. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 3.5 nights, and approximately 47.7% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                    1997             1998              1999
                    ----             ----              ----
                    51.1%            63.8%             63.5%

     During 1999, the average daily rate per suite was $89.03, and the average daily revenue per available suite was $56.55. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 16.2% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay                  Homewood             Homewood
(number of nights)               (King)              (Double)              Master             Two Bedroom
- ------------------               ------              --------              ------             -----------
1   to   4                         $99                  $99                  $99                 $139
5   to 12                           89                   89                   89                  129
13 to 29                            79                   79                   99                  119
30 or more                          69                   69                   69                  109

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 49% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include American Express, The Associates, Meridian Diagnostics, Regency Blue Cross, Cimetrix, Baxter Healthcare, Fed-Ex, Onyx Acceptance, 3M and United Healthcare. During 1999, the 10 largest corporate accounts were responsible for approximately 10% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

                  1997               1998              1999
                  ----               ----              ----
                $27.30             $35.09            $33.67

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $4,657,834 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

         The following table summarizes the hotel's real estate tax information for 1999:

Tax                                Assessed             Tax Rate              Amount
Jurisdiction                         Value             (per $1000)            of Tax
- ------------                         -----             -----------            ------
County of Salt Lake               $5,632,000            0.013595            $76,567.04

     We estimate that the annual property tax on the expected improvements will be approximately $500 or less.

     At least five competing hotels are located within five miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) None of the competing hotels are newer than the hotel. The other competing hotels have franchises with Candlewood Suites, Courtyard by Marriott, Crystal Inn and Residence Inn (in two cases). We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of proposed construction to build one extended-stay hotel within approximately three miles of the hotel. We expect this hotel to be franchised with Microtel.

                               JACKSON - RIDGELAND

     The Homewood Suites(R) Jackson - Ridgeland is located on a 3.9 acre site at 853 Centre Street, Ridgeland, Mississippi 39157. The hotel is approximately 10 miles from downtown Jackson and 15 miles from the Jackson Municipal Airport.

     The hotel opened in February 1997. It has wood frame construction and consists of a single building with three stories. The hotel contains 91 suites, which have a combined rentable area of 41,729 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet Per Suite
      --------------                     ----------------  ---------------------
      Master Suite                             56               406 to 510
      Homewood Suite                           29               458 to 557
      Two-Bedroom Suite                         6                  690

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 45 to 50 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 108 spaces. The hotel provides complimentary shuttle service within a five mile radius (and to the airport).

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $58,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, furniture replacement, bathroom upgrades and parking lot resurfacing and restriping. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

         During 1999, the average stay at the hotel was approximately 3.2 nights, and approximately 47.4% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                    1997             1998              1999
                    ----             ----              ----
                   63.8%            80.6%             77.6%


     During 1999, the average daily rate per suite was $81.96, and the average daily revenue per available suite was $63.63. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 17.6% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay
(number of nights)              Homewood              Master             Two Bedroom
- ------------------              --------              ------             -----------
1   to   4                         $92                  $92                  $132
5   to 11                           82                   82                   122
12 to 28                            74                   74                   114
29 or more                          69                   69                   109

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 65% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Fire Victims, Entergy, Baptist Healthcare, Mississippi Diversified, Copac, Athena Computer Learning, Ergon, International Paper, Illinois Central and Nissan. During 1999, the 10 largest corporate accounts were responsible for approximately 16% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

       1997               1998              1999
       ----               ----              ----
      $33.32             $50.70            $50.65

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $5,287,765 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                         Estimated Value          Taxable Portion               Tax                 Amount
Jurisdiction                (tax purposes)         (of Estimated Value)            Rate                Of Tax
- ------------                --------------         --------------------            ----                ------
Madison County                $4,044,310                 $606,650                0.09917             $60,161.48

     We estimate that the annual property tax on the expected improvements will be approximately $500 or less.

     At least six competing hotels are located within seven miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) One of the competing hotels is newer than the hotel. The newer competing hotel has a franchise with Townplace Suites. The other competing hotels have franchises with Residence Inn, Cabot Lodge, Courtyard by Marriott, Harvey Hotel and Hilton. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for up to six new extended-stay hotels within 12 miles of the hotel. We expect these new hotels to be franchised with Comfort Inn, Hawthorne Suites, Jameson Inn, King Edward Hotel, Hilton Gardens and Springhill Suites.